THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A “NO ACTION” LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.

STEELCLOUD, INC.

CONSOLIDATED, AMENDED AND RESTATED
PROMISSORY NOTE

THIS CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE (this “Amended and Restated Note”) is made and entered into effective for all purposes as of the 2nd day of July, 2010, by and between STEELCLOUD, INC., a Virginia corporation (hereinafter referred to as the “Company” or “Borrower”); and CALEDONIA CAPITAL CORPORATION,  a Delaware corporation (hereinafter called the "Lender").

WITNESSETH:

WHEREAS, Borrower heretofore executed and delivered to the Lender its one certain Secured Promissory Note dated July 1, 2009 in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which amount was subsequently increased to Three Hundred Thousand and 00/100 Dollars ($300,000.00) (together with all amendments, modifications, substitutions, extensions or renewals thereof hereinafter referred to as "Note 1"); and

WHEREAS, Borrower heretofore executed and delivered to the Lender its one certain Revolving Line of Credit Promissory Note dated November 3, 2009 in the original principal amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (together with all amendments, modifications, substitutions, extensions or renewals thereof hereinafter referred to as "Note 2"); and

WHEREAS, certain terms of Note 1 and Note 2 were amended pursuant to that certain Loan Modification and Extension Agreement dated as of March 31, 2010 by and between Borrower and Lender; and

WHEREAS,  Borrower has requested that Lender further extend the maturity  date and modify certain of the payment terms of Note 1 and Note 2; and

WHEREAS, Lender is willing to further extend the maturity date and modify certain of the payment terms of Note 1 and Note 2 on the condition that Borrower agree to pay Lender a modification fee in the amount of $70,000.00 (the “Modification Fee”) which shall be added to the principal balance evidenced by Note 1 and Note 2 and repaid in accordance with the terms of this Amended and Restated Note; and

WHEREAS, Borrower and Lender wish to consolidate the aggregate outstanding principal balance evidenced by Note 1, Note 2 and the Modification Fee to form a single consolidated debt obligation evidencing a principal indebtedness in the amount of Five Hundred Seventy Thousand and 00/100 Dollars ($570,000.00) and Borrower and Lender also wish to modify, extend and restate in their entirety Note 1, Note 2 and the terms for repayment of the Modification Fee, as herein consolidated, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid by each of the parties to the other, and in consideration of the mutual covenants and agreements herein contained, the parties hereto, for themselves and their respective successors and assigns, hereby agree that the terms of  Note 1, Note 2 and the Modification Fee are hereby consolidated, amended and restated in their entirety as follows:

PROMISSORY NOTE

$570,000	July 2, 2010

STEELCLOUD, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to the order of CALEDONIA CAPITAL CORPORATION,  a Delaware corporation (the “Holder”), or its registered assigns, at 19441 Golf Vista Plaza, Suite 360, Leesburg, VA  20176, the principal amount of FIVE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($570,000) on July 2, 2013 (the “Maturity Date”), with interest thereon at a rate of 12% per annum, until paid.  Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor, without giving effect to any applicable grace period.  Accrued interest in arrears shall be payable on July 31, 2010 and on the last day of each month thereafter, and on the first to occur of the conversion of the outstanding balance of this Amended and Restated Note as contemplated by Section 2 hereof, the Maturity Date, and the acceleration of this Amended and Restated Note.  Interest payable on this Amended and Restated Note shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months.  If the date for any payment of principal is extended (whether by operation of this Amended and Restated Note, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein.  Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment shall be due on the next succeeding business day.    If the Company shall fail to pay on the due date therefor, whether on the Maturity Date, by acceleration or otherwise, any principal owing under this Amended and Restated Note, then interest shall accrue on such unpaid principal from the due date to the date on which such principal is paid in full at a rate per annum equal to eighteen percent (18%) (the “Default Rate”).  Interest calculated at the Default Rate shall be due and payable upon demand by the Lender.

1.           General.

1.1.           Assignment.  This Amended and Restated Note and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder or its agent or attorney upon surrender of this Amended and Restated Note together with the Assignment Form attached hereto as Exhibit A, properly endorsed.

1.2.           Certain Waivers.  The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Amended and Restated Note.

1.3.           Governing Law.  This Amended and Restated Note shall be construed in accordance with and governed by the domestic substantive laws of the Commonwealth of Virginia without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

1.4.           Notices.  Unless otherwise specifically provided herein, all notices and service of any process shall be in writing, addressed to the respective party at the address set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a business day before 4:00 p.m. (Eastern time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. mail, four business days after depositing in the United States mail, with postage prepaid and properly addressed.  The parties hereto may change the address at which they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice, in writing, in the foregoing manner given to the other:

If to Borrower:	SteelCloud, Inc.
20110 Ashbrook Place, Suite 130
Ashburn, VA 20171
Attn: Brian Hajost
Fax No. 703-435-8494

If to Lender:	Caledonia Capital Corporation
19441 Golf Vista Plaza
Suite 360, Leesburg, VA 20176,
Attn: Edward Murchie
Fax No. _______________________

1.5.           Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Amended and Restated Note and, in the case of any such loss, theft or destruction of this Amended and Restated Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of this Amended and Restated Note, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note, and following such execution and delivery this Amended and Restated Note shall not be deemed to be an outstanding note.

1.6.           Amendment.  Any term of this Amended and Restated Note may be amended only with the written consent of the Company and the holder.

2.	Lender’s Conversion Option.

2.1           Conversion of Note.   The Lender shall have the right at any time and from time to time to convert all, or any part, of the outstanding balance due under this Amended and Restated Note into shares of Common Stock of the Company at the conversion rate of $0.10 per share of Common Stock (subject to adjustment in the event of stock splits or combinations).  To exercise such conversion right, Lender must give written notice to the Company (“Conversion Notice”) of such intent at least five (5) days prior to such conversion and specify the portion of the outstanding principal balance of this Amended and Restated Note to be so converted. No fractional shares of the Company's Common Stock shall be issued upon conversion of this Amended and Restated Note. In lieu of the Company issuing any fractional shares to Lender upon the conversion of this Amended and Restated Note, the Company shall pay to the Lender the amount of outstanding principal that is not so converted in cash. Within five (5) days after receipt of the Conversion Notice, (a) the Company at its expense will issue and deliver to the Investor a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion and pay any outstanding interest accrued under this Amended and Restated Note, (b) the principal balance of this Amended and Restated Note shall be reduced by the amount so converted, and (c) upon conversion of all of the outstanding principal balance due under this Amended and Restated Note, the Lender shall concurrently surrender this Amended and Restated Note, marked paid, at the principal office of the Company.  Upon conversion of all of the outstanding principal balance due under this Amended and Restated Note, and payment of any accrued and outstanding interest thereon, the Company shall be forever released from all its obligations and liabilities under this Amended and Restated Note. Anything contained in this Amended and Restated Note to the contrary notwithstanding, this Note may not be prepaid without the Company providing the Investor not less than thirty (30) days prior written notice of such prepayment and the Investor shall not be required to accept any prepayment of this Amended and Restated Note if following receipt of such written notice the Investor has delivered a Conversion Notice to the Company.

2.2           Reservation of Shares.  From and after the date hereof, the Company shall reserve and keep available for issuance (i) such number of its authorized but unissued shares of its Common Stock as will be sufficient to permit the conversion in full of this Amended and Restated Note into Common Stock, and in each case in accordance with this Agreement and the terms of this Note.  All shares of Common Stock that are so issuable shall, when issued upon conversion or exercise, be duly and validly issued and fully paid and non-assessable.  If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion or exercise of all the outstanding balance of this Amended and Restated Note, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

2.3           Registration Rights.  The Lender shall be entitled to the rights and benefits as a holder of Investor Registrable Securities under that certain Registration Rights Agreement of even date herewith between and among Borrower, Lender and Clipper Investors LLC.

3.           Events of Default And Remedies.  Any one of the following occurrences shall constitute an “Event of Default” under this Note:

3.1           The failure by Borrower to make payment of principal and/or interest due under this Note as and when the same becomes due and payable in accordance with the terms hereof;

3.2           Borrower fails to pay or perform any obligation or covenant under the Security Agreement.

3.3           If any proceeding is commenced by or against (unless dismissed within forty-five (45) calendar days) Borrower under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal or moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement or other similar relief is commenced by Borrower;

3.4           If all or a substantial portion of Borrower’s assets become subject to writ of attachment, writ of execution or any other lien, and such writ or lien is not released within twenty (20) calendar days;

Upon the occurrence of any Event of Default, (i) the entire unpaid principal amount of this Note, and any unpaid interest then accrued thereon, and any other amounts owing under or evidenced by this Note, shall, without notice or demand of any kind by Lender to Borrower or any other person, immediately become due and payable in full; and (ii) Lender shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies as may otherwise be available to Lender.  Notwithstanding anything to the contrary herein, Lender’s exercise of its remedies hereunder is subject to the provisions of that certain Intercreditor Agreement by and among Clipper Investors LLC, Lender and the Company.

No act of omission or commission by Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein.  A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Note as of the date first above written.

BORROWER:

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Name:	Brian H. Hajost
Title:	President & CEO

LENDER:

CALEDONIA CAPITAL CORPORATION

By:	/s/ Edward M. Murchie
Edward M. Murchie, President

EXHIBIT A

ASSIGNMENT FORM

(To assign the foregoing Note, execute
this form and supply the required information.)

FOR VALUE RECEIVED, the foregoing Note and all rights evidenced thereby are hereby assigned to

_______________________________________________________________________ whose address is

________________________________________________________________________________

________________________________________________________________________________

Dated:  ______________, _______

Holder’s Name:

Signature of Holder
or Authorized Signatory:

Title (if applicable):

Holder’s Address:

Signature Guaranteed:  ______________________________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.